Exhibit 99.1

VICI PROPERTIES INC., COMPLETES SPIN-OFF FROM CAESARS ENTERTAINMENT OPERATING COMPANY

NEWLY FORMED REIT TO FOCUS ON GROWTH THROUGH EXPERIENTIAL ASSET ACQUISITIONS

LAS VEGAS (October 6, 2017) – VICI Properties Inc. (“VICI Properties” or the “Company”), an experiential-asset focused real estate investment trust (REIT), today announced the completion of its spin-off from Caesars Entertainment Operating Company, Inc. (“CEOC”), a subsidiary of Caesars Entertainment Corporation (“Caesars”), becoming one of the largest owners of gaming, hospitality and entertainment destinations.

VICI Properties’ national, geographically diverse portfolio consists of 19 market-leading gaming facilities, including the world-renowned Caesars Palace Las Vegas, and a subsidiary that owns four championship golf courses. VICI’s properties are leased to Caesars and operate under leading brands such as Caesars, Horseshoe, Harrah’s and Bally’s, and feature approximately 32.5 million square feet of space, 12,000 hotel rooms and more than 150 restaurants, bars and nightclubs. These properties are exceptionally well-maintained, benefiting from approximately $433 million in capital investments over the past three years. VICI Properties enjoys a consistent, highly predictable revenue stream with embedded growth potential due to its long-term triple-net lease agreements with CEOC, backed by a corporate guarantee by Caesars that would yield pro forma rent coverage of 3.5x based upon Caesars’ LTM Adjusted EBITDA.*

VICI Properties’ strategy is to create the nation’s highest quality and most productive experiential real estate portfolio. This highly focused approach involves:

•	Partnering with leading brands and operating companies that prioritize customer loyalty and value through great service, superior products, constant innovation and sector-leading customer relationship management (CRM) systems and networks;

•	Capitalizing on strategic acquisitions, new development and asset redevelopment opportunities with Caesars, including 53 acres of undeveloped land adjacent to the Las Vegas Strip; and

•	Optimizing its capital structure to support opportunistic growth beyond its current portfolio and partnerships.

VICI Properties is led by real estate industry veteran Edward Pitoniak, Chief Executive Officer and a member of the Company’s board of directors. John Payne serves as VICI Properties’ President and Chief Operating Officer, and Mary Beth Higgins serves as VICI Properties’ Chief Financial Officer. Both Mr. Payne and Mrs. Higgins are seasoned gaming and hospitality executives, with a deep understanding of Caesars operating performance, the current asset portfolio and the Company’s position to capitalize on growth opportunities across the spectrum of the experiential asset segment.

“VICI Properties debuts as the premier owner of best-in-class gaming, hospitality and entertainment destinations and we aim to quickly become America’s most dynamic leisure and hospitality focused REIT,” said Mr. Pitoniak. “We have in Caesars Entertainment Corporation the best national gaming brand and operator in America, with an unrivaled loyalty program in Total Rewards. We share an energy and ambition to grow our businesses accretively, yielding a compelling value proposition for investors seeking a balance of current income as well as long-term growth.”

*	Rent coverage is calculated as Caesars Adjusted EBITDA dividend by pro forma rent expense under the leases. Adjusted EBITDA is based upon Caesars LTM Adjusted EBITDA for the 12 months ended June 30, 2017 disclosed on Caesars’ Form 8-K, filed September 14, 2017. Caesars LTM Adjusted EBITDA does not give pro forma effect to the merger with Caesars Acquisition Corp. but includes the operations of CEOC.

The VICI Properties Board of Directors is chaired by Jim Abrahamson, current Chairman of Interstate Hotels and Resorts and a veteran senior executive of many of the world’s leading hotel brand management companies, including Hilton, Hyatt and IHG. The Board also includes highly respected and deeply experienced members Eugene Davis, Chairman and CEO of PIRINATE Consulting Group, LLC and former director at Planet Hollywood, Delta Airlines, Winstar Cruise Line and Aliante; Eric Hausler, former CEO of Isle of Capri Casinos, Inc.; Craig Macnab, former Chairman and CEO of National Retail Properties, Inc. (NYSE: NNN); and Michael Rumbolz, current President and CEO of Everi Holdings Inc. (NYSE: EVRI), a developer of gaming products and services.

Mr. Abrahamson said, “On behalf of the board we’re excited to work with VICI Properties’ executive team and our brand and operating partners at Caesars and eventually others to leverage our portfolio and capital structure to build the premier experiential REIT. We intend to capitalize on our highly specialized knowledge, targeted investment philosophy and longstanding industry relationships to deliver attractive risk-adjusted returns.”

On a pro forma basis, VICI Properties would have had revenue of $762.6 million, AFFO of $389.0 million, Adjusted EBITDA of $639.7 million† and net income of $433.9 million* for the year ended December 31, 2016. (For a reconciliation of pro forma Adjusted EBITDA and pro forma AFFO to pro forma net income, see the reconciliation that follows this release.) VICI Properties’ spin-off from CEOC follows CEOC’s successful financial restructuring and emergence from Chapter 11 bankruptcy, having satisfied all of the conditions to the effectiveness of its plan of reorganization.

Forward-Looking Statements

Certain statements in this press release, including statements such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the Company’s current plans, expectations and projections about future events and are not guarantees of future performance. These statements involve known and unknown risks, uncertainties and other factors including, among others, those set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Registration Statement on Form 10 filed with the SEC on July 31, 2017 (as subsequently amended and declared effective by the SEC on September 29, 2017) and any future reports the Company files with the SEC, that may cause the Company’s actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements included in this press release. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date of this press release, whether as a result of new information, future events, changed circumstances or any other reason.

†	Adjusted EBITDA, AFFO and net income do not include approximately $27 million to $29 million of estimated SG&A costs expected to be incurred, which costs are not permitted to be given pro forma effect under applicable SEC rules.

About VICI Properties

VICI Properties is an experiential real estate investment trust (REIT) that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI Properties’ national, geographically diverse portfolio consists of 19 gaming facilities comprising 32.5 million square feet and features approximately 12,000 hotel rooms and more than 150 restaurants, bars and nightclubs. Its properties are leased to leading brands such as Caesars, Horseshoe, Harrah’s and Bally’s, which prioritize customer loyalty and value through great service, superior products and constant innovation. VICI Properties also owns four championship golf courses and 53 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties’ strategy is to create the nation’s highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com.

Non-GAAP Financial Measures

Adjusted Funds From Operations (“AFFO”) and Adjusted EBITDA are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, AFFO and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business. FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by The National Association of Real Estate Investment Trusts (“NAREIT”), we define FFO as net income (or loss) (computed in accordance with GAAP) excluding gains (or losses) from sales of property plus real estate depreciation. We define AFFO as FFO adjusted for direct financing lease adjustments and other depreciation (which is comprised of the depreciation related to our Golf Course Operations). We define Adjusted EBITDA as net income as adjusted for gains (or losses) from sales of property, real estate depreciation, direct financing lease adjustments, other depreciation (which is comprised of the depreciation related to our Golf Course Operations), provision for income taxes and interest expense, net.

Because not all companies calculate FFO, AFFO and Adjusted EBITDA in the same way we do and other companies may not perform such calculations, those measures as used by other companies may not be consistent with the way we calculate such measures and should not be considered as alternative measures of operating profit or net income. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

The following table reconciles pro forma net income to pro forma FFO, AFFO and Adjusted EBITDA for the periods presented:

VICI Properties, Inc.

Reconciliation of GAAP to Adjusted Financial Information

(Unaudited and in thousands)

Year Ended
December 31, 2016
Reconciliation of Net Income to FFO, AFFO and Adjusted EBITDA:
Net income	$433,953
Real estate depreciation	—

FFO	$433,953
Direct financing lease adjustments (a)	(47,476)
Other depreciation (b)	2,473

AFFO	$388,950
Interest expense, net	247,503
Provision for income taxes	3,223

Adjusted EBITDA	$639,676

(a)	Represents the non-cash adjustment to recognize fixed amounts due under the lease agreements on an effective interest basis at a constant rate of return over the terms of the leases.
(b)	Represents depreciation related to our Golf Course Operations.

Investor Contacts:	Media Contacts:
ICR Jacques Cornet Jacques.Cornet@icrinc.com, (646) 277-1285 investors@viciproperties.com, 725-520-6414	ICR Phil Denning and Jason Chudoba Phil.Denning@icrinc.com, (646) 277-1258 Jason.Chudoba@icrinc.com, (646) 277-1249 pr@viciproperties.com